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                                                                   EXHIBIT 10.17

                         ENDEAVOR PHARMACEUTICALS, INC.

                STOCK OPTION PLAN FOR EMPLOYEES AND CONSULTANTS

         1. Purpose of Plan. This Endeavor Pharmaceuticals Inc. Stock Option Plan for Consultants (this "Plan") is intended to increase the incentive for participants to contribute to the success of Endeavor Pharmaceuticals Inc. ("Endeavor") and to reward them for their contribution to that success. It is intended that options under this Plan be awarded to certain employees and consultants of Endeavor and also to certain employees of Applied Analytical Industries, Inc. ("AAI") who work on projects for and on behalf of Endeavor or consult directly with the President of Endeavor or other employees of Endeavor with respect to important Endeavor business. Accordingly, this Plan is intended to qualify for the exemption available under Rule 701 under the Securities Exchange Act as a plan for employees and consultants.

         2. Shares Subject to Plan. The options granted under this Plan will be options to acquire shares of Endeavor's common stock, $.01 par value ("common stock"). The maximum number of shares that may be issued pursuant to this Plan is 55,000.

         3. Administration of Plan. The Board of Directors of Endeavor or such directors or officers of Endeavor as the Board of Directors may designate, if any (the "Committee"), will administer this Plan. The Committee, in addition to any other powers granted to it hereunder, shall have the delegated powers, subject to the express provisions of this Plan to:

                  (a) in its discretion, determine the Employees and Consultants (each as defined in Section 4(a) hereof) to receive options, the times when options shall be granted, the times when options may be exercised, the number of shares to be subject to each option, the exercise price of each option, and any restrictions on the transfer or ownership of shares purchased pursuant to an option;

                  (b) prescribe, amend and repeal rules and regulations of general application relating to this Plan;

                  (c)      construe and interpret this Plan;

                  (d) require of any person exercising an option granted under this Plan, at the time of such exercise, to execute any paper, make any representation, or give any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or execute any paper or pay any sum of money in respect of taxes or undertake to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State;

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                  (e)      amend or waive any provision of any stock options
previously granted and outstanding, but no amendment shall be made to any stock option agreement that would cause the inclusion therein of any term or provision inconsistent with this Plan; and

                  (f) make all other determinations necessary or advisable for the administration of this Plan. Determinations of the Committee with respect to the matters referred to in this section shall be conclusive and binding on all persons eligible to participate under this Plan and their legal representatives and beneficiaries. The Committee shall have full authority to act with respect to the participation of any Employee or Consultant, and nothing in this Plan shall be construed to be in derogation of such authority.

         The Committee may designate selected Committee members or employees of Endeavor to assist the Committee in the administration of this Plan and may grant authority to such persons to execute documents, including options, on behalf of the Committee.

         Decisions and determinations of the Committee on all matters relating to this Plan shall be in its sole discretion and shall be conclusive. No member of the Committee, nor any person authorized to act on behalf of the Committee, shall be liable for any action taken or decision made in good faith relating to this Plan or any award thereunder.

         4.       Grant of Option to Consultants.

                  (a) Persons to Whom Options May Be Granted. The Committee may grant a stock option to any employee or consultant of the Company (each, an "Employee") and any employee of AAI who works on projects performed by AAI for Endeavor and consults directly with the President of Endeavor or other employees of Endeavor with respect to important Endeavor business (each, a "Consultant"); provided that any such Employee or Consultant, prior to the receipt of any such option must enter into the Securityholders Agreement dated as of November 17, 1995 among Endeavor and its securityholders named therein by executing and delivering to Endeavor a counterpart of such Securityholders Agreement or an agreement to be bound by the terms of the Securityholders Agreement of the form attached hereto.

                  (b) Number of Shares. The Committee may grant to an Employee or Consultant an option to purchase such number of shares as the Committee may chose.

                  (c) Exercise Price. The Committee will specify the exercise price with respect to each option granted hereunder, but with respect to each option the exercise price must be at least $5.00 per share (subject to adjustment for any stock split, stock dividend or similar transaction effected after the effective date of this Plan).

                  (d) Term of Options. The Committee will specify the expiration date of each option granted hereunder; provided, however that no option granted hereunder may be exercised after the expiration of ten years from the date on which such option was granted.


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         5.       Exercise. Subject to the provisions of this Plan, an option granted hereunder shall be exercisable at such time or times after the date of Grant thereof, according to such schedule and upon such conditions as may be determined by the Committee at the time of grant. An option granted hereunder may be exercised as to part or all of the shares covered thereby at any time before the expiration date of such option.

         During the participant's lifetime, only the participant may exercise an option granted to him. If a participant dies prior to the expiration date of an option granted to him, without having exercised his option as to all of the shares covered thereby, the option may be exercised, to the extent of the shares with respect to which the option could have been exercised on the date of the participant's death, by the estate or a person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of the participant.

         6. Payment of Exercise Price. The exercise price will be payable upon exercise of the option to purchase shares.

         7. Transferability. No option granted hereunder may be transferred by the participant except by will or by the laws of descent and distribution, upon the death of the participant.

         8. Warrant Certificate. The Committee will deliver to each participant to whom an option is granted a warrant certificate of the form attached hereto, stating the terms of the option.

         9. Capital Adjustments. The number of shares of common stock covered by each outstanding option granted under the Plan, and the option price thereof, will be subject to an appropriate and equitable adjustment, as determined by the Committee, to reflect any stock dividend, stock split or share combination with respect to the common stock of the Company, and will be subject to such adjustment as the Committee may deem appropriate to reflect any exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by Endeavor.

         10. Amendment or Discontinuance. This Plan may be amended, altered or discontinued by the Board of Directors of Endeavor. No termination or amendment of this Plan shall materially and adversely affect any rights or obligations of the holder of an option theretofore granted under this Plan without his consent.

         11. Effect of the Plan. Neither the adoption of this Plan nor any action of the Board of Directors of Endeavor or the Committee shall be deemed to give any person any right to be granted an option to purchase common stock of Endeavor or any other rights hereunder except as may be expressly granted by the Committee and evidenced by a warrant certificate described in Section 8 hereof.

         12. Effectiveness of the Plan; Duration. This Plan shall be effective at once upon approval by the Board of Directors of Endeavor. No options may be granted under this Plan after July 1, 2009.



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